Exhibit 99.1

List of Holders of Senior Notes

2002 Senior Notes — Series C ($15,000,000)

Nationwide
Teachers Insurance and Annuity Association of America

2002 Senior Notes – Series D ($75,000,000)

Thrivant Financial for Lutherans
Allstate Life Insurance Company

2005 Senior Notes – Series G ($65,000,000)

Allianz Life Insurance Company of North America
Allstate Insurance Company
Allstate Life Insurance Company
Allstate Life Insurance Company
Berkshire Life Insurance Company of America (Guardian)
C.M. Life Insurance Company (Babson)
Guardian Life Insurance Company of America
Life Insurance Company of The Southwest (Nat’l Life)
Massachusetts Mutual Life Insuance Company (Babson) (DI)
Massachusetts Mutual Life Insuance Company (Babson) (NonTrad)
Massachusetts Mutual Life Insuance Company (Babson) (Pension)
Massachusetts Mutual Life Insuance Company (Babson) (Trad)
Teachers Insurance and Annuity Association of America
Monumental Life Insurance Company (AEGON)

2005 Senior Notes – Series H ($65,000,000)

Allianz Life Insurance Company of North America
C.M. Life Insurance Company (Babson)
Companion Life Insurance Company (Mutual of Omaha)
General Electric Capital Assurance Company (Genworth)
GE Life and Annuity Assurance Company (Genworth)
Hakone Fund LLC (Babson)
Massachusetts Mutual Life Insuance Company (Babson) (DI)
Massachusetts Mutual Life Insuance Company (Babson) (Structured)
Massachusetts Mutual Life Insuance Company (Babson) (Pension)
Massachusetts Mutual Life Insuance Company (Babson) (Trad)
MassMutual Asia Limited (Babson)
Mutual of Omaha Insurance Company
Northwestern Mutual Life Insurance Company
Northwestern Mutual Life Insurance Company — Group Annuity
Transamerica Life Insurance Company (AEGON)

2005 Senior Notes – Series I ($20,000,000)

Northwestern Mutual Life Insurance Company